Investor Contact: Raj Mehan Investor Relations (616) 698-4734	Media Contact: Jeanine Holquist Public Relations (616) 698-3765

Steelcase Reports Third Quarter Results

GRAND RAPIDS, Michigan, December 22, 2008 (PRNewswire-FirstCall) – Steelcase Inc. (NYSE: SCS) today reported net income of $0.4 million for the third quarter of fiscal 2009, slightly ahead of the company’s updated estimates.  Current quarter results included a $(27.5) million pre-tax charge related to a decrease in the cash surrender value of company-owned life insurance policies (COLI) and $(4.7) million of pre-tax restructuring costs.  The company reported net income of $31.3 million, or $0.22 per share, in the third quarter of the prior year.

Steelcase reported revenue totaling $811.3 million for its third quarter of fiscal 2009, compared to $885.9 million in the prior year.  Revenue declined 8.4 percent driven largely by declines of 11.4 percent in the North America segment and 14.8 percent in the Other category.  As compared to the prior year, third quarter revenue was negatively impacted by approximately $(18) million from currency translation effects.

“The impact of the recent financial crisis is being felt around the world and has significantly affected the demand patterns in our industry,” said James P. Hackett, president and chief executive officer.   “The restructuring actions we announced recently are designed to mitigate the shorter-term pressures on our profitability while continuing to improve the fitness of our business over the longer-term.”

Cost of sales increased to 71.1 percent in the third quarter from 66.5 percent in the prior year.  Cost of sales in the current quarter was negatively impacted by the decrease in cash surrender value of COLI, higher commodity costs and lower overhead absorption related to lower volume.

Gross margin, which includes restructuring costs, was 28.4 percent of sales in the third quarter, compared to 33.5 percent in the same quarter last year.  Current year gross profit included $(3.8) million of restructuring costs.

Operating expenses decreased by $29.6 million to $214.6 million, or 26.5 percent of revenue compared to 27.6 percent in the prior year.  Compared to the prior year, current quarter operating expenses included increases associated with the decline in cash surrender value of COLI and decreases related to lower variable compensation expense.  Operating expenses in the prior year included a non-cash impairment charge of $(21.1) million.

Reported operating income was $15.0 million, or 1.8 percent of revenue, and included $(4.7) million of restructuring costs, compared to operating income of $52.7 million, or 5.9 percent of revenue, in the prior year, which included minimal restructuring items.

Other income (expense), net decreased by $4.9 million to $(1.3) million largely driven by lower interest income and foreign exchange losses during the current quarter compared to gains in the prior year.

The tax rate for the third quarter of 96% reflects the impact of non-tax deductible COLI losses and related year-to-date adjustments to income tax expense.

Cash and short-term investments increased $91.3 million in the third quarter to $220.0 million.  During the current quarter, the company paid a $0.15 per share quarterly dividend aggregating $20.2 million and repurchased 557,700 shares at a total cost of $4.9 million.  On December 18, 2008, the Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on or before January 15, 2009, to shareholders of record as of December 29, 2008. Total debt at the end of the quarter was $255.3 million.

“We believe that the slowing of the global economy and related uncertainty will lead to significant reduction in industry demand for the next several quarters,” said David C. Sylvester, vice-president and chief financial officer.  “Accordingly, we have been preparing for a difficult year in fiscal 2010, but we believe the strength of our balance sheet will allow us to continue investing in growth initiatives that will further strengthen our leadership position coming out of this economic cycle.”

Outlook
Steelcase expects fourth quarter revenue to be within a range of $650 million to $700 million (including approximately $(50) million of negative impacts from currency translation and dispositions within the past twelve months) compared to $901 million in the prior year.  The fourth quarter of the prior year included approximately $65 million of revenue from an extra week of shipments due to the timing of the fiscal 2008 year-end.

Steelcase expects to report a net loss within a range of $(0.04) to $(0.10) per share in the fourth quarter including approximately $(9) million in after-tax restructuring costs.  In addition, the company anticipates approximately $5 to $10 million of commodity cost inflation in the fourth quarter compared to the prior year.  The company reported net income of $30.6 million, or $0.22 per share, in the fourth quarter of the prior year.

“Typically, we update our three-year plan during the third quarter of each fiscal year,” said Mr. Sylvester.  “While the strategic direction of the company has not changed, at this time we are no longer providing a longer-term target for operating income margin, given the current economic environment.”

Mr. Hackett concluded, “Our experience in the last downturn provides a solid platform from which to manage the business.  I continue to be impressed with the resiliency of every single Steelcase employee, in the midst of these challenging times, to keep building a strong and profitable company.”

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	November 28, 2008	November 23, 2007	% Change	November 28, 2008	November 23, 2007	% Change

Revenue
North America (1)	$443.1	$500.0	(11.4%)	$1,373.5	$1,462.4	(6.1%)
International (2)	236.0	230.8	2.3%	742.0	615.6	20.5%
Other (3)	132.2	155.1	(14.8%)	413.4	441.5	(6.4%)
Consolidated Revenue	$811.3	$885.9	(8.4%)	$2,528.9	$2,519.5	0.4%

Operating Income
North America	$3.2	$52.6		$77.6	$136.4
International	19.4	20.2		44.7	39.2
Other	(3.1)	(12.9)		(5.9)	1.1
Corporate (4)	(4.5)	(7.2)		(18.6)	(20.7)
Consolidated Operating Income	$15.0	$52.7		$97.8	$156.0

Operating Income Percent	1.8%	5.9%		3.9%	6.2%

Business Segment Footnotes –
(1)	The North America segment consists of the Steelcase Group, Turnstone, Nurture by Steelcase and Financial Services (for fiscal 2009 only).
(2)	The International segment includes all manufacturing and sales operations outside the U.S. and Canada.
(3)	The Other category includes the Coalesse Group, PolyVision and IDEO subsidiaries (and Financial Services for fiscal 2008 only).
(4)	Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

Steelcase Inc.

	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 28, 2008		November 23, 2007		November 28, 2008		November 23, 2007

Revenue	$811.3	100.0%	$885.9	100.0%	$2,528.9	100.0%	$2,519.5	100.0%
Cost of sales	577.0	71.1	589.1	66.5	1,736.8	68.7	1,680.9	66.7
Restructuring costs (benefits)	3.8	0.5	(0.1)	-	17.3	0.7	(0.1)	-
Gross profit	230.5	28.4	296.9	33.5	774.8	30.6	838.7	33.3
Operating expenses	214.6	26.5	244.2	27.6	673.4	26.6	682.7	27.1
Restructuring costs	0.9	0.1	-	-	3.6	0.1	-	-
Operating income	$15.0	1.8%	$52.7	5.9%	$97.8	3.9%	$156.0	6.2%

Gross profit, as reported	$230.5	28.4%	$296.9	33.5%	$774.8	30.6%	$838.7	33.3%
Restructuring costs (benefits)	3.8	0.5	(0.1)	-	17.3	0.7	(0.1)	-
Gross profit, excluding
restructuring items	$234.3	28.9%	$296.8	33.5%	$792.1	31.3%	$838.6	33.3%

Operating income, as reported	$15.0	1.8%	$52.7	5.9%	$97.8	3.9%	$156.0	6.2%
Restructuring costs (benefits)	4.7	0.6	(0.1)	-	20.9	0.8	(0.1)	-
Operating income, excluding
restructuring items	$19.7	2.4%	$52.6	5.9%	$118.7	4.7%	$155.9	6.2%

North America

	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 28, 2008		November 23, 2007		November 28, 2008		November 23, 2007

Revenue	$443.1	100.0%	$500.0	100.0%	$1,373.5	100.0%	$1,462.4	100.0%
Cost of sales	333.0	75.2	341.2	68.2	965.3	70.3	994.9	68.0
Restructuring costs	1.9	0.4	0.3	0.1	9.8	0.7	2.0	0.2
Gross profit	108.2	24.4	158.5	31.7	398.4	29.0	465.5	31.8
Operating expenses	105.0	23.7	105.9	21.2	319.4	23.3	329.1	22.5
Restructuring costs	-	-	-	-	1.4	0.1	-	-
Operating income	$3.2	0.7%	$52.6	10.5%	$77.6	5.6%	$136.4	9.3%

Gross profit, as reported	$108.2	24.4%	$158.5	31.7%	$398.4	29.0%	$465.5	31.8%
Restructuring costs	1.9	0.4	0.3	0.1	9.8	0.7	2.0	0.2
Gross profit, excluding
restructuring items	$110.1	24.8%	$158.8	31.8%	$408.2	29.7%	$467.5	32.0%

Operating income, as reported	$3.2	0.7%	$52.6	10.5%	$77.6	5.6%	$136.4	9.3%
Restructuring costs	1.9	0.4	0.3	0.1	11.2	0.8	2.0	0.2
Operating income, excluding
restructuring items	$5.1	1.1%	$52.9	10.6%	$88.8	6.4%	$138.4	9.5%

International
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 28, 2008		November 23, 2007		November 28, 2008		November 23, 2007

Revenue	$236.0	100.0%	$230.8	100.0%	$742.0	100.0%	$615.6	100.0%
Cost of sales	155.5	65.9	150.9	65.4	500.2	67.4	407.0	66.1
Restructuring benefits	-	-	(0.5)	(0.2)	(0.4)	-	(2.1)	(0.3)
Gross profit	80.5	34.1	80.4	34.8	242.2	32.6	210.7	34.2
Operating expenses	60.9	25.8	60.2	26.0	196.5	26.5	171.5	27.8
Restructuring costs	0.2	0.1	-	-	1.0	0.1	-	-
Operating income	$19.4	8.2%	$20.2	8.8%	$44.7	6.0%	$39.2	6.4%

Gross profit, as reported	$80.5	34.1%	$80.4	34.8%	$242.2	32.6%	$210.7	34.2%
Restructuring benefits	-	-	(0.5)	(0.2)	(0.4)	-	(2.1)	(0.3)
Gross profit, excluding
restructuring items	$80.5	34.1%	$79.9	34.6%	$241.8	32.6%	$208.6	33.9%

Operating income, as reported	$19.4	8.2%	$20.2	8.8%	$44.7	6.0%	$39.2	6.4%
Restructuring costs (benefits)	0.2	0.1	(0.5)	(0.2)	0.6	0.1	(2.1)	(0.3)
Operating income, excluding
restructuring items	$19.6	8.3%	$19.7	8.6%	$45.3	6.1%	$37.1	6.1%

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 28, 2008		November 23, 2007		November 28, 2008		November 23, 2007

Revenue	$132.2	100.0%	$155.1	100.0%	$413.4	100.0%	$441.5	100.0%
Cost of sales	88.5	67.0	97.0	62.5	271.3	65.6	279.0	63.2
Restructuring costs	1.9	1.4	0.1	0.1	7.9	1.9	-	-
Gross profit	41.8	31.6	58.0	37.4	134.2	32.5	162.5	36.8
Operating expenses	44.2	33.4	70.9	45.7	138.9	33.6	161.4	36.6
Restructuring costs	0.7	0.5	-	-	1.2	0.3	-	-
Operating (loss) income	$(3.1)	(2.3%)	$(12.9)	(8.3%)	$(5.9)	(1.4%)	$1.1	0.2%

Gross profit, as reported	$41.8	31.6%	$58.0	37.4%	$134.2	32.5%	$162.5	36.8%
Restructuring costs	1.9	1.4	0.1	0.1	7.9	1.9	-	-
Gross profit, excluding
restructuring items	$43.7	33.0%	$58.1	37.5%	$142.1	34.4%	$162.5	36.8%

Operating (loss) income, as reported	$(3.1)	(2.3%)	$(12.9)	(8.3%)	$(5.9)	(1.4%)	$1.1	0.2%
Restructuring costs	2.6	1.9	0.1	0.1	9.1	2.2	-	-
Operating (loss) income, excluding
restructuring items	$(0.5)	(0.4%)	$(12.8)	(8.2%)	$3.2	0.8%	$1.1	0.2%

Corporate
	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 28, 2008	November 23, 2007	November 28, 2008	November 23, 2007

Operating expenses	$4.5	$7.2	$18.6	$20.7

Webcast
Steelcase will discuss third quarter fiscal 2009 results and its business outlook on a conference call and webcast at 11:00 a.m. EST today. Links to the webcast are available at http://www.steelcase.com/ir. Supporting presentation slides will be available on the company’s website prior to the conference call.

Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company.  Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company’s earnings release are: third quarter and nine months year-to-date gross profit, excluding restructuring items for the current and prior year in dollars and as a percentage of revenue, and third quarter and nine months year-to-date operating income, excluding restructuring items, for the current and prior year in dollars and as a percentage of revenue, on a consolidated basis and for each business segment.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Therefore, management believes this information is also useful for investors.

Forward-looking Statements
From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company’s expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company’s most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

About Steelcase Inc.
Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE:SCS) serves customers through a network of over 600 independent dealers and approximately 13,500 employees worldwide. Fiscal 2008 revenue was $3.4 billion. Learn more at http://www.steelcase.com.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 28,	November 23,	November 28,	November 23,
	2008	2007	2008	2007

Revenue	$811.3	$885.9	$2,528.9	$2,519.5
Cost of sales	577.0	589.1	1,736.8	1,680.9
Restructuring costs (benefits)	3.8	(0.1)	17.3	(0.1)
Gross profit	230.5	296.9	774.8	838.7
Operating expenses	214.6	244.2	673.4	682.7
Restructuring costs	0.9	-	3.6	-
Operating income	15.0	52.7	97.8	156.0
Interest expense	(4.3)	(4.2)	(12.8)	(12.6)
Other (expense) income, net	(1.3)	3.6	4.3	21.8
Income before income taxes	9.4	52.1	89.3	165.2
Income tax expense	9.0	20.8	35.3	62.6
Net income	$0.4	$31.3	$54.0	$102.6

Basic and diluted per share data:
Basic earnings per share	$0.00	$0.22	$0.40	$0.72
Diluted earnings per share	$0.00	$0.22	$0.40	$0.71
Dividends declared and paid per common share	$0.15	$0.15	$0.45	$0.45
Weighted average shares outstanding - basic	133.8	140.9	134.8	143.1
Weighted average shares outstanding - diluted	134.1	141.9	135.3	144.3

CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)	(Restated)
	November 28,	February 29,
ASSETS	2008	2008
Current assets:
Cash and cash equivalents	$163.4	$213.9
Short-term investments	56.6	50.1
Accounts receivable, net	368.3	397.0
Inventories	154.4	146.7
Other current assets	124.5	127.0
Total current assets	867.2	934.7

Property and equipment, net	464.7	478.4
Company-owned life insurance	184.1	210.6
Goodwill and other intangible assets, net	277.9	301.0
Other assets	165.3	199.7
Total assets	$1,959.2	$2,124.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$237.4	$246.9
Short-term borrowings and current portion of long-term debt	4.3	8.2
Accrued expenses:
Employee compensation	149.4	181.3
Employee benefit plan obligations	32.2	39.0
Other	209.0	207.6
Total current liabilities	632.3	683.0

Long-term liabilities:
Long-term debt less current maturities	251.0	250.5
Employee benefit plan obligations	180.3	183.4
Other long-term liabilities	84.9	96.6
Total long-term liabilities	516.2	530.5
Total liabilities	1,148.5	1,213.5

Shareholders’ equity:
Common stock	59.8	114.7
Additional paid in capital	6.6	5.0
Accumulated other comprehensive income	(22.8)	17.4
Retained earnings	767.1	773.8
Total shareholders’ equity	810.7	910.9

Total liabilities and shareholders’ equity	$1,959.2	$2,124.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Nine Months Ended
	November 28,	November 23,
	2008	2007

OPERATING ACTIVITIES
Net income	$54.0	$102.6
Depreciation and amortization	67.5	70.1
Impairment of goodwill and intangible assets	-	21.1
Changes in operating assets and liabilities	(25.6)	(35.3)
Other, net	15.8	9.3

Net cash provided by operating activities	111.7	167.8

INVESTING ACTIVITIES
Capital expenditures	(66.2)	(52.6)
Changes in investments, net	(1.3)	(43.1)
Proceeds from the disposal of fixed assets	4.8	26.0
Other, net	27.5	4.3

Net cash used in investing activities	(35.2)	(65.4)

FINANCING ACTIVITIES
Dividends paid	(60.7)	(64.9)
Common stock repurchases	(59.0)	(124.5)
Common stock issuances	0.4	11.0
Other, net	(0.7)	4.3

Net cash used in financing activities	(120.0)	(174.1)

Effect of exchange rate changes on cash and cash equivalents	(7.0)	12.1

Net decrease in cash and cash equivalents	(50.5)	(59.6)
Cash and cash equivalents, beginning of period	213.9	527.2
Cash and cash equivalents, end of period	$163.4	$467.6